Exhibit 99.1

Contact: Eileen Cassidy Rivera
FOR IMMEDIATE RELEASE	eileen.rivera@vangent.com

VANGENT ANNOUNCES FIRST QUARTER 2008 RESULTS

Arlington, VA, May 14, 2008 - Vangent, Inc., a leading global provider of information management and strategic business process outsourcing services, today announced its first quarter 2008 results.

“We are pleased with Vangent’s performance during the first quarter of 2008, exemplified by our impressive growth in revenue and Adjusted EBITDA.  On a quarter-over-quarter basis, revenue grew 29% and Credit Agreement Adjusted EBITDA climbed 32%,” stated Mac Curtis, President and Chief Executive Officer of Vangent.  “We continue to solidify our leadership standing in the industry and are well positioned for the remainder of the year.”

Financial Summary

(Dollars in Millions)

Unaudited

	Three Months Ended
	March 31,	March 29,
	2007	2008
Revenue	$111.3	$143.5
Net Loss	$(8.8)	$(2.4)
Adjusted EBITDA	$11.9	$19.8
Credit Agreement Adjusted EBITDA	$15.0	$19.8
Long -Term Debt	$440.0	$422.7
Cash and Cash Equivalents	$18.9	$22.5
Contract Backlog	$1,985.1	$1,880.7
Firm Contract Backlog	$393.0	$521.1

A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

Q1 2008 Results Conference Call:  Will take place on May 14, 2008 at 2:00 pm EST.  Interested parties may call (888) 694-4702 and request the “Vangent Q1 Financial Results Conference Call,” conference ID # 46956797.

Audio Replay:  A replay of the earnings call can be heard after 5 p.m. on May 14, 2008 until May 21, 2008.  To hear the replay, dial (800) 642-1687 and enter the same conference ID # 46956797.  For interested parties outside the U.S. and Canada, dial (706) 645-9291 and enter the same conference ID #.

Vangent’s first quarter 2008 financials and quarterly report on Form 10Q, including the Management Discussion and Analysis, will be made available on the company’s website at www.vangent.com following the completion of the Vangent Q1 2008 Results Conference Call.

About Vangent, Inc.

With over 5,000 employees worldwide, Vangent, Inc. is a global provider of Consulting, Systems Integration, Human Capital Management and Strategic Business Process Outsourcing services to the U.S. federal and international governments, higher education institutions and corporations. Clients include the Centers for Medicare & Medicaid Services, the U.S. Departments of Defense, Education, Health and Human Services, Justice and Labor; and the U.S. Office of Personnel Management, as well as Fortune 500 companies.

Headquartered in Arlington, Virginia, the Company has offices throughout the U.S. and in the U.K., Canada, Mexico, Venezuela and Argentina.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements. All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Predecessor Entity	Successor Entity
	Period January 1 to February 14,	Period February 15 to March 31,	Three Months Ended March 29,
	2007	2007	2008

Revenue	$58,833	$52,462	$143,475
Cost of revenue	48,187	47,401	117,166
Gross profit	10,646	5,061	26,309
General and administrative expenses	9,383	5,494	13,784
Selling and marketing expenses	1,940	2,305	4,131
Operating income (loss)	(677)	(2,738)	8,394
Interest expense	34	4,765	9,218
Interest income	(44)	—	(268)
Loss before income taxes	(667)	(7,503)	(556)
Provision (benefit) for income taxes	(292)	952	1,868
Net loss	$(375)	$(8,455)	$(2,424)

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2007	March 29, 2008
Assets
Current assets:
Cash and cash equivalents	$26,093	$22,500
Trade receivables, net	112,292	122,463
Other receivables and prepaid items	15,470	19,876
Total current assets	153,855	164,839
Property and equipment, net	27,579	25,985
Goodwill and intangible assets, net	499,900	494,665
Deferred debt financing costs and other	12,734	12,117
Total assets	$694,068	$697,606

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$7,325	$2,309
Accounts payable and accrued expenses	63,248	80,248
Accrued interest	8,547	3,499
Other	5,296	4,374
Total current liabilities	84,416	90,430
Long-term debt, net of current portion	420,875	420,366
Other liabilities	8,488	11,260
Total liabilities	513,779	522,056
Stockholder’s equity	180,289	175,550
Total liabilities and stockholder’s equity	$694,068	$697,606

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Predecessor Entity	Successor Entity
	Period January 1 to February 14,	Period February 15 to March 31,	Three Months Ended March 29,
	2007	2007	2008
Cash flows from operating activities
Net loss	$(375)	$(8,455)	$(2,424)
Depreciation and amortization	2,369	3,891	8,419
Equity-based compensation expense	1,477	—	247
Deferred income taxes	(19)	778	1,523
Net change in operating assets and liabilities, net of effect of acquisition	(22,348)	8,645	(4,209)
Net cash (used in) provided by operating activities	(18,896)	4,859	3,556

Cash flows from investing activities
Acquisition, net of cash acquired	—	(615,206)	—
Capital expenditures	(3,727)	(297)	(1,570)
Net cash used in investing activities	(3,727)	(615,503)	(1,570)

Cash flows from financing activities
Proceeds from issuance of common stock	—	203,466	—
Proceeds from issuance of long term debt, net of repayments	—	440,000	(5,525)
Debt financing costs	—	(14,013)	—
Investment from parent and other	13,271	—	(74)
Net cash provided by (used in) financing activities	13,271	629,453	(5,599)
Effect of exchange rate changes on cash and cash equivalents	(166)	42	20
Net (decrease) increase in cash and cash equivalents	(9,518)	18,851	(3,593)
Cash and cash equivalents, beginning of period	11,713	—	26,093
Cash and cash equivalents, end of period	$2,195	$18,851	$22,500

Vangent, Inc. (formerly Pearson Government Solutions Business)

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

			Twelve
			Months
	Three Months Ended		Ended
	March 31,	March 29,	March 29,
	2007	2008	2008

Net loss	$(8,830)	$(2,424)	$(16,018)
Provision for income taxes	659	1,868	7,413
Interest expense, net	4,756	8,950	37,627
Depreciation and amortization	5,955	8,419	34,358
EBITDA	2,540	16,813	63,380

Equity-based compensation expense	1,477	247	1,156
TSA adjustment	1,139	20	209
Net transition and contract settlement costs	6,478	2,416	13,438
Management fee	250	281	945
Adjusted EBITDA	11,884	19,777	79,128

CMS contract normalization	3,113	—	2,704
TSA adjustment	11	19	102
Credit Agreement Adjusted EBITDA	$15,008	$19,796	$81,934

EBITDA is defined as net income (loss) before interest, income taxes, and depreciation and amortization.  Management uses this measure as an indicator of operating performance.  EBITDA is not an indicator of financial performance under generally accepted accounting principles, or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies.  In addition, it should not be considered as an alternative to, or more meaningful than, income (loss) before income taxes, cash flows from operating activities, or other traditional indicators of operating performance.

Adjusted EBITDA is adjusted to exclude (i) equity-based compensation expense, (ii) non-recurring contract settlement costs, (iii) legal expenses payable by Pearson in connection with an investigation into a contract awarded to NCS Pearson, Inc. by the Transportation Security Administration in 2002 and all potential reserves related to the potential settlement of such claim, and (iv) certain costs resulting from our separation from Pearson plc net of certain overhead and infrastructure costs.

Credit Agreement Adjusted EBITDA is adjusted to normalize the operating income of a certain HHS contract and to exclude TSA related expenses.